Exhibit 23.2




          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62053) pertaining to the Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust of our report dated May 25, 2004, with respect to the 2003 financial statements and schedules of the Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2004.



                                        /s/ Ernst & Young LLP

Chicago, Illinois
June 28, 2005